UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2009

EF JOHNSON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas		75038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                After 13 years of distinguished service, on April 6, 2009 board member Winston J. Wade notified the Chairman the Board of Directors of EF Johnson Technologies, Inc. (the “Company”) that he will retire as a director of the Company at the end of his current term, and will not seek re-election to the board at the Company’s Annual Meeting of Stockholders, scheduled for May 27, 2009.  Mr. Wade stated that the decision not to stand for re-election was not due to any disagreement with the Company’s operations, policies or practices.

                The Company also announced that the Board of Directors has nominated Bernard C. Bailey, 55, to stand for election as a Class I director at the annual stockholders’ meeting in May, to fill the board seat being vacated by Mr. Wade.

The Company’s press release containing additional details is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

Exhibits
99.1	Press Release issued by EF Johnson Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.

Date: April 10, 2009	By:	/S/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel